INVENTORY ADVANCE AGREEMENT

This AGREEMENT is entered into as of December 29, 2016 (the “Effective Date”), between CDS Business Services, Inc. doing business as Newtek Business Credit (“Newtek”) maintaining a principal place of business at 1981 Marcus Avenue, Suite 130, Lake Success, NY 11042, and Escalon Medical Corp. (“Client”), a Pennsylvania corporation, maintaining a principal place of business at 435 Devon Park Drive, Building 100, Wayne, PA 19087.

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION

1.1 Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accounts”, or alternatively, “Accounts Receivable”, means, in addition to the definition of accounts in the Code, all presently existing and hereafter arising accounts receivable, contract rights, and all other forms of obligations owing to Client arising out of the sale, lease, license or assignment of goods or other property, or the rendition of services by Client, whether or not earned by performance, all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Client and Client’s Books relating to any of the foregoing.

“ACH” means, Automated Clearing House, the computer-based clearing and settlement facility established to process the exchange of electronic transactions between participating depository institutions.

“Advances” means all loans and extensions of credit made to the Client by Newtek to or for the benefit of the Client, under the provisions of Section 2.1 and 2.2 of this Agreement.

“Agreement” means collectively this Inventory Advance Agreement, any concurrent or subsequent exhibit or rider thereto, and any extensions, supplements, amendments, addenda or modifications to or in connection with this Agreement or any such rider.

“Authorized Officer” means any officer or other representative of Client authorized in writing delivered to Newtek to transact business with Newtek.

“Business Day” means any day which is not a Saturday, Sunday, or other day on which banks in the State of New York are authorized or required to close.

“Client” – Has the meaning set forth in the first introductory paragraph above.

“Client’s Books” means all of Client’s books and records including all of the following: ledgers; records indicating, summarizing, or evidencing Client’s assets or liabilities, or the Collateral; all information relating to Client’s business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information, and the facilities containing such information.

“Code” means the New York Uniform Commercial Code, as amended or revised from time to time.

“Collateral” means all assets of the Client, whether now owned or existing, or hereafter acquired or arising, and wherever located, including, without limitation, all of the following assets, properties and interests in property of Client (as such capitalized terms are defined in the Code): all Accounts; all Equipment; all Commercial Tort Claims, all General Intangibles; all Chattel Paper; all Contract Rights; all Inventory; all Negotiable Collateral; all Investment Property, all Financial Assets, all Letter of Credit Rights, all Supporting Obligations, all Deposit Accounts, all money or any assets of Client which hereafter come into the possession, custody, or control of Newtek; all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all tangible or intangible property resulting from the sale, lease, license or other disposition of the foregoing, or any portion thereof or interest therein, and all proceeds thereof, and any other assets of Client or any Guarantor which may be subject to a lien in favor of Newtek as security for the Obligations (as defined herein below).

“Daily Balance” means the amount of the Obligations (as defined herein below) owed at the end of a given day.

“Eligible Inventory” means Inventory which Newtek in its sole discretion deems eligible for Advances, based upon such considerations as Newtek may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless such Inventory (i) consists of raw materials and finished goods, in new and saleable condition, which are not obsolete or unmerchantable, and are not comprised of work in process, packaging materials or supplies; (ii) meets all standards imposed by any governmental agency or authority, including without limitation the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder; (iii) conforms in all respects to all warranties and representations set forth herein; (iv) is a all times subject to Newtek’s duly perfected, first priority security interest; (v) is situated at a location with respect to which Newtek is the recipient of, in Newtek’s determination satisfactory, landlord’s, warehouseman’s or similar waivers as may be applicable; (vi) is not subject to any limitation or restriction as to sale by reason of trademarks not owned by Client or licensed to Client but if subject to licensing agreements or other agreements of a similar nature, unless Newtek is the recipient of in Newtek’s determination, satisfactory licensor or similar waivers as may be applicable;

“Event of Default” means the events specified in Section 8, below.

“General Intangibles” means in addition to the definition of general intangibles in the Code, all of Client’s present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names; trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer software, computer hardware, Client’s books, literature, reports, catalogs, deposit accounts, insurance premium

“Guarantor” means each person or entity which guarantees the Obligations (as defined herein below) or issues a validity guaranty relating to the Collateral or pledges any assets to Newtek as additional security for the Obligations (as defined herein below).

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other state or federal insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with its creditors.

“Instruments” shall have the meaning ascribed to such term in the Code.

“Inventory” means, in addition to the definition of inventory in the Code, all present and future inventory in which Client has any interest, including goods held for sale or lease or to be furnished under a contract of service, Client’s present and future raw materials, work in process, finished goods, tangible property, stock in trade, wares, and materials used in or consumed in Client’s business, goods which have been returned to, repossessed by, or stopped in transit by Client, packing and shipping materials, wherever located, any documents of title representing any of the above, and Client’s Books relating to any of the foregoing.

“Inventory Advance Limit” means the maximum limit for Advances by Newtek to the Client against Eligible Inventory, which at any time outstanding shall not exceed an aggregate amount equal to Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars.

“Inventory Value” means at any time of calculation the lesser of the cost or market value of the Eligible Inventory, calculated on a first in first out basis.

“Financing Documents” means, collectively, the Agreement, any note or notes, any security agreements, pledge agreements, mortgages, deeds of trust, guarantees or other encumbrances or agreements which secure the Obligations (as defined herein below), and any other agreement entered into between Client and Newtek or by Client or a Guarantor in favor of Newtek relating to or in connection with the Agreement or the Obligations (as defined herein below), as each of same may be amended, modified, renewed, extended or substituted from time to time.

“Negotiable Collateral” means all of Client’s present and future letters of credit, notes, drafts, Instruments, Documents, leases, and Chattel Paper.

“Merchant Processing Agreement” means the merchant processing agreement between Merchant Processor and Client for the processing of Client’s credit and debit card transactions or any replacement thereof if replaced under the provisions set forth pursuant to the terms of Section 2.4 hereof.

“Merchant Processor” means Universal Processing Services of Wisconsin LLC d/b/a Newtek Merchant Solutions (“NMS”) or any replacement thereof if replaced under the provisions set forth pursuant to the terms of Section 2.4 hereof.

“Newtek” means, CDS Business Services, Inc. doing business as Newtek Business Credit, its successors and assigns.

“Newtek Expenses” means all of the following: costs and expenses (whether taxes, assessments, insurance premiums or otherwise) required to be paid by Client under any of the Financing Documents which are paid or advanced by Newtek; filing, recording, publication, appraisal and search fees paid or incurred by Newtek in connection with Newtek’s transactions with Client; costs and expenses incurred by Newtek in the disbursement or collection of funds to or from Client or its account debtors; charges resulting from the dishonor of checks; costs and expenses incurred by Newtek to correct any default or enforce any provision of the Financing Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; and costs and expenses incurred by Newtek in enforcing or defending the Financing Documents or otherwise exercising its rights and remedies upon the existence of an Event of Default, including, but not limited to, costs and expenses incurred in connection with any proceeding, suit, enforcement of judgment, or appeal; and Newtek’s reasonable attorneys’ fees and expenses, including allocated fees of in-house counsel, incurred in advising, structuring, drafting, reviewing, administering, amending, modifying, terminating, enforcing, defending, or otherwise representing Newtek concerning the Financing Documents or the Obligations (as defined herein below).

“NMS” means Universal Processing Services of Wisconsin LLC d/b/a Newtek Merchant Solutions.

“NMS Merchant Processing Agreement” means collectively all merchant processing agreements between NMS and Client for the processing of Client’s credit and debit cards transactions in effect from time to time, including those in effect with respect to the accounts forth on Exhibit A attached hereto.

“Obligations” means all Advances, extensions of credit, loans, debts, liabilities (including all interest and amounts charged to the Obligations pursuant to any agreement authorizing Newtek to charge the Obligations), obligations, lease payments, guaranties, covenants, and duties owing by Client to Newtek, its subsidiaries or affiliates, of any kind and description (whether pursuant to or evidenced by the Financing Documents or by any other agreement between Newtek and Client, and irrespective of whether for the payment of money), whether made or incurred prior to, on, or after the Termination Date, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any debt, liability or obligation owing from Client to others which Newtek may obtain by assignment or otherwise, and all interest thereon and all Newtek Expenses.

“Prime Rate” means the daily rate of interest published as the prime rate of interest in the Wall Street Journal (as reflected on the website www.bankrate.com), or any successor thereof, from time to time as its prime rate, which shall not necessarily constitute the lowest available prime rate.

“Term” means the period from the Effective Date through and including the later of (a) the Termination Date (as defined herein below) and (b) the payment and performance in full of the Obligations.

“Termination Date” means (a) the first anniversary date of the Effective Date (the period through such date the “Initial Term”), unless such date is extended pursuant to Section 3.1 hereof, and if so extended on one or more occasions the last date of the last such extension, or (b) if earlier terminated by Newtek pursuant to section 9.1 hereof, the date of such termination.

1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural. The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause and exhibit references are to this Agreement unless otherwise specified. Words importing a particular gender mean and include every other gender.

1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP) as in effect from time to time.

1.4 Exhibits. All of the exhibits (if any), addenda or riders attached to this Agreement shall be deemed incorporated herein by reference.

1.5 Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code, unless otherwise defined herein.

2. ADVANCES AND TERMS OF PAYMENT.

2.1 So long as no Event of Default, or an event which through the passage of time or the giving of notice or both would constitute an Event of Default, has occurred, Newtek may in its discretion make loans against the Client’s Eligible Inventory in an aggregate amount outstanding at any time up to the lesser of (i) fifty percent (50%) of the Inventory Value or (ii) the Inventory Advance Limit. If, at any time and for any reason, the aggregate amount of the outstanding Advances under this Agreement exceeds the Inventory Advance Limit or percentage limitation contained in the preceding sentence, then Client shall, upon demand by Newtek, immediately pay to Newtek, in cash, the amount of such excess, or at Newtek’s option Newtek may charge such excess against any reserves held by Newtek. Newtek shall maintain reserves against Client’s availability for Advances and may maintain reserves against Accounts and/or ineligible Inventory as well, or maintain a cash collateral deposit account, which NEWTEK in its discretion deems appropriate, and may increase such reserves or reduce its advance percentages based on Eligible Inventory without declaring an Event of Default and without prior notice, if it determines, in its discretion, that such increase in reserves or reduction is necessary, including, without limitation, to protect its interest in the Collateral and/or against diminution in the value of any Collateral, and/or to insure the prospect of payment or performance by Client of its Obligations to Newtek are not impaired.

2.2 Authorization to Make Advances. Newtek is hereby authorized to make the Advances based upon emailed correspondence in reply to Newtek’s availability report or other acceptable written instructions received from anyone purporting to be an Authorized Officer, or, at the discretion of Newtek, if such Advances are necessary to satisfy any Obligations. All requests for Advances shall specify the date on which such Advance is to be made (which day shall be a Business Day), the amount of such Advance and if such Advance is to be effectuated through ACH or wire transfer. Requests for Advances must be received at least two (2) days prior to the day receipt of the Advance are requested. All Advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Client when deposited to the credit of Client or otherwise disbursed in accordance with the instructions of Client or in accordance with the terms and conditions of this Agreement. Unless otherwise requested by Client, all Advances shall be made by ACH to the deposit account of Client designated on schedule 2.2 annexed hereto, or such other account as Client shall notify Newtek in writing.

2.3 Interest.

(a) Interest shall accrue on the Daily Balance at the per annum rate of five percent (5.00%) above the Prime Rate, but not less than five percent (5.0%). The Obligations shall, at the option of Newtek, (i) from and after the occurrence of an Event of Default, and without constituting a waiver of any such Event of Default, or (ii) if the Obligations are not paid in full by the Termination Date, and without waiving the maturity of the Obligations on the Termination Date, bear interest at the per annum rate of ten percent (10.00%) above the Prime Rate (the “Default Rate”). All interest payable by under the Financing Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed on the Daily Balance. Interest as provided for herein shall continue to accrue until the Obligations are paid in full.

(b) The interest rate payable by Client under the terms of this Agreement shall be adjusted in accordance with any change in the Prime Rate from time to time on the date of any such change. All interest payable by Client shall be due and payable on the first day of each calendar month during the Term. Newtek may, at its option, add such interest and all Newtek Expenses to the Obligations, and such amount shall thereafter accrue interest at the rate then applicable under this Agreement.

(c) In no event shall interest on the Obligations exceed the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make an agreement which violates any applicable state or federal usury laws. In no event shall Client pay or Newtek accept or charge any interest which, together with any other charges upon the principal or any portion thereof, exceeds the maximum lawful rate of interest allowable under any applicable state or federal usury laws. Should any provision of this Agreement or any existing or future Notes or Financing Documents between the parties be construed to require the payment of interest or any other fees or charges which could be construed as interest which, together with any other charges upon the principal or any portion thereof and any other fees or charges which could be construed as interest, exceeds the maximum lawful rate of interest, then any such excess shall be automatically applied to the remaining principal balance of the Obligations, if any, and the remainder refunded to Client.

2.4 Crediting Payments. Client acknowledges that ten percent (10.00%) (or such greater percentage as may be necessary to reduce the Clients Obligations as determined by Newtek from time to time in its discretion) of all amounts to be paid to Client under the terms of the Merchant Processing Agreement, shall be paid directly from the Merchant Processor to Newtek and allocated on a continuing basis toward the payment of the outstanding Advances, interest and other Obligations under this Agreement. The receipt of any item of payment by Newtek for credit to Client’s account, shall for purposes of interest calculation, be credited by Newtek to Client’s account within three (3) Business Days following the date Newtek actually receives such item of payment. Notwithstanding anything to the contrary contained herein, payments received by Newtek after 11:00 a.m. Eastern time shall be deemed to have been received by Newtek as of the opening of business on the immediately following Business Day. In the event that the Client wishes to use a Merchant Processor other than NMS, it must provide Newtek with at least ninety (90) days prior written notice which shall include the name of the proposed new merchant processor and such merchant processor must be approved of in writing by Newtek as the replacement Merchant Processor and must enter into an agreement with Newtek on terms fully acceptable in all respects to Newtek pursuant to which, among other things, such replacement merchant processor would agree to make the payments as required under this Section directly to Newtek. Merchant shall not attempt to circumvent the requirements and intent of this Section, directly or indirectly, in any way, including without limitation, by attempting to direct sales though any other person or entity or by making any arrangements to process its credit and/or debit card transactions though any other person or entity.

2.5 Minimum Charges. In the event that the rolling three month average daily balance made and outstanding in any three (3) month period is less than One Hundred Twenty-Five Thousand and 00/100 ($125,000.00) (the “Minimum”), Client shall pay to Newtek an additional fee (which Newtek may at its option charge to Client’s Inventory financing account) calculated as follows: twenty five (25%) percent of the Minimum Difference multiplied by the Interest Rate then in effect pursuant to section 2.3, except that when there is an uncured Event of Default the rate of interest charged shall be the Default Rate. The Minimum Difference is defined as the difference between the Minimum and the actual average daily balance during any three month period.

2.6 Field Examination Fee. Client shall pay Newtek a fee (the “Field Examination Fee”) in an amount equal to Newtek’s standard fee then in effect, charged for such purpose (which as of the date of this Agreement, is One Thousand Dollars ($1,000) per day per examiner), and which may be subject to change without prior announcement, plus out-of-pocket expenses for each examination of Client’s Books or other Collateral performed by Newtek or its designee.

2.7 Initial and Renewal Fee. Upon execution of this Agreement, Client shall pay to Newtek a closing fee equal to one percent (1.00%) of the Advance Limit. Newtek, at its option, may fund this fee from the initial advance under this Agreement. Upon any renewal of this Agreement, an annual fee will be due from Client equal to one percent (1.00%) of the Advance Limit.

2.8 Collateral Monitoring Fee. In consideration of monitoring, ledgering and other administrative functions undertaken by NEWTEK in connection with the Inventory, and the Merchant Processor, Client shall pay NEWTEK a monthly Collateral Monitoring Fee calculated by multiplying (i) seventy basis points (0.70%) (except during the existence of an Event of Default at which time it shall be one (1%) percent) by (ii) the amount of the average daily balances during the calendar month preceding the month for which the calculation is made. The Collateral Monitoring Fee shall be charged to Client’s account at the beginning of each calendar month for the prior month end of each calendar month.

2.9 Offset. Newtek and/or any of its affiliates may offset any amounts owed by Client hereunder against any amounts owed by Newtek and/or any of its affiliates to Client or any of its affiliates under this Agreement or any other agreement between Newtek or any of its affiliates, on the one hand, and Client and/or any of its affiliates, on the other.

3. TERM

3.1 Term and Renewal Date. This Agreement shall become as of the Effective Date and shall continue in full force through the Initial Term and from year to year thereafter (a “Renewal Term”) if Newtek, at its option, in writing agrees to extend the Term for one (1) year(s) from the then Termination Date, provided that Client has not exercised its termination right in accordance with this Section. Client may terminate this Agreement as of the Termination Date (then in effect) by giving Newtek written notice at least ninety (90) days prior to such Termination Date by registered or certified mail, return receipt requested. In addition, Newtek shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice delivered to Client by mail, e-mail or telefax or immediately at any time upon the occurrence of an Event of Default. This Agreement shall also terminate immediately without notice, and all Obligations shall become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived solely by Client, upon the commencement of any voluntary or involuntary proceeding under any bankruptcy or any other insolvency law against Client or any Guarantor. No such termination shall relieve or discharge Client of its duties, Obligations and covenants hereunder, until all Obligations have been paid and performed in full, and Newtek’s continuing security interest in the Collateral shall remain in effect until the Obligations have been fully and irrevocably paid and satisfied in cash or cash equivalent. On the Termination Date of this Agreement, the Obligations shall be immediately due and payable in full.

3.2 Termination Fee. In the event of the early termination of this Agreement prior to the first or any subsequent anniversary hereof, whether by virtue of an Event of Default or at Client’s election, Client agrees to pay to Newtek as liquidated damages in cash or other immediately available funds, and in addition to all other Obligations, an amount equal to the Minimum Charge as calculated under Section 2.5 for each three month period (or part thereof) then remaining through to the Termination Date calculated on the basis of the rolling three month average daily balances made and outstanding in each three (3) month period being Zero ($0.00) Dollars.

4. CREATION OF CONTINUING SECURITY INTEREST

4.1 Grant of Continuing Security Interest. Client hereby grants to Newtek, its subsidiaries and affiliates, a continuing first priority lien and security interest in all presently existing and hereafter acquired or arising Inventory, Accounts and other Collateral in order to secure prompt repayment of the Obligations and in order to secure prompt performance by Client of each and all of its covenants and Obligations under the Financing Documents and otherwise. Newtek’s continuing security interest in the Collateral shall attach to all Collateral without further act on the part of Newtek or Client.

4.2 Authority to file Financing Statements. Client hereby authorizes Newtek to file, continue, assign and/or terminate financing statements as necessary under the Code to perfect its lien on the Collateral.

5. REPRESENTATIONS AND WARRANTIES AND COVENANTS

Client represents and warrants to Newtek, and covenants, the following and acknowledges:

5.1 No Prior Encumbrances; Security Interests. Client has good and marketable title to the Collateral, free and clear of liens, claims, security interests or encumbrances, except for the security interests disclosed on Schedule 5.1 annexed hereto. Other than those expressly permitted by this Agreement, Client will not create or permit to be created any security interest, lien, pledge, mortgage or encumbrance on any Collateral or any of its other assets.

5.2 Bona Fide Accounts. All Accounts due from the Merchant Processor represent bona fide sales or leases of goods and/or services for which Client has an unconditional right to payment. None of the Accounts due from Merchant Processor are subject to any rights of offset, counterclaim, cancellation or contractual rights of return.

5.3 Merchantable Inventory. All inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects, liens.

5.4 Location of Collateral. Client shall keep the Collateral exclusively at its address set forth on the first page hereof and at the locations set forth in the Perfection Certificate annexed hereto. The Collateral is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman, processor, or similar party. If the Collateral is located at a premises not owned by the Client, Client agrees to deliver to Newtek, in a form satisfactory to Newtek, a landlord waiver, consent and subordination, duly signed by the landlord or such other party having an interest in said premises. Client agrees to keep Newtek advised at all times of the location of the Collateral and to provide prior written advance notice of any change of location.

5.5 Relocation of Principal Place of Business. The principal place of business of Client and the location of all books and records of Client relating to the Collateral is at the address indicated on the first page of this Agreement and Client will not, without thirty (30) days’ prior written notice to Newtek and compliance with Section 5.4 hereof, relocate such office.

5.6 Inventory Records. Client now keeps and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory as well as Client’s cost of said items, and none of Client’s Inventory contains any labels, trademarks, trade-names or other identifying characteristics which are the properties of third parties unless Newtek has received an agreement from any such third parties in form and substance satisfactory to Newtek waiving any restrictions on the sale of such Inventory should Newtek have to dispose of same in the exercise of its remedies. Client shall conduct a physical count of the Inventory at such intervals as Newtek requests and promptly supply Newtek with a copy of such counts accompanied by a report of the value (calculated at the lower of cost or market value on a first in, first out basis) of the Inventory and such additional information with respect to the Inventory as Newtek may request from time to time.

5.7 Due Incorporation and Qualification. Client is, and shall at all times hereafter, be a corporation duly organized and existing under the laws of the state of its [incorporation] [formation] [organization] as set forth on the first page hereof, and Client is, and shall at all times hereafter be, qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of assets requires that it be so qualified. Client’s organizational identification number (if any) as issued by the state in which it is incorporated is set forth in the Perfection Certificate annexed hereto.

5.8 Actual and Fictitious Name. Client’s exact name is set forth on the first page hereof and except as set forth in the Perfection Certificate annexed hereto Client has not changed its name within the last five (5) years. Client is conducting its business under the trade or fictitious name(s) set forth in the Perfection Certificate annexed hereto, and no others. Client has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such name(s).

5.9 Permits and Licenses. Client holds all licenses, permits, franchises, approvals and consents required for the conduct of its business and the ownership and operation of its assets.

5.10 Due Authorization. Client has the right and power and is duly authorized to enter into the Financing Documents to which it is a party.

5.11 Compliance with Articles, Bylaws, Operating Agreement or Similar Governance Documents. The execution by Client of the Financing Documents to which it is a party does not constitute a breach of any provision contained in Client’s Certificate or Articles of Incorporation, Organization or Formation or its Bylaws or Operating Agreement, or similar governance docs, nor does it constitute an event of default under any material agreement to which Client is now or may hereafter become a party.

5.12 Litigation. There are no actions, proceedings or claims pending by or against Client, whether or not before any court or administrative agency and Client has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Client, except for ongoing collection matters in which Client is the plaintiff. If any such actions, proceedings or claims presently exist or arise during the Term, Client shall promptly notify Newtek in writing and shall, from time to time, notify Newtek of all material events relating thereto.

5.13 Accuracy of Information and No Material Adverse Change in Financial Statements. All information furnished by Client to Newtek, and all statements made by Client to Newtek, including, without limitation, information set forth in any application, client profile, and in the annexed Perfection Certificate, are true, accurate and complete in all respects and do not contain any misstatement of fact or omit to state any facts necessary to make the statements or information contained therein not misleading. All financial statements relating to Client which have been or may hereafter be delivered to Newtek (i) have been prepared in accordance with GAAP; (ii) fairly present Client’s financial condition as of the date thereof and Client’s results of operations for the period then ended; and (iii) disclose all contingent obligations of Client. In addition no material adverse change in the financial condition of Client has occurred since the date of the most recent of such financial statements.

5.14 Books and Records. Client shall at all times maintain, at its sole cost and expense, books and records showing all sales and all claims, allowances, disputes and similar information with respect to the Accounts and the Goods and services relating thereto. Newtek or its representative shall have the right at any time during normal business hours to examine all of Client’s books which may pertain to merchandise or Accounts.

5.15 Solvency. Client is now, and shall be at all times through the Term, solvent and able to pay its debts (including trade debts) as they mature.

5.16 Environmental Laws and Hazardous Materials. Client has complied, and at all times through the Term will comply, with all Environmental Laws. Environmental Law means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States or of any state, county or municipality in which Client conducts its business or the Collateral is located.

5.17 Tax Compliance. Client has filed all tax returns required to be filed by it and has paid all taxes due and payable on said returns and on any assessment made against it or its assets.

5.18 Reliance by Newtek; Cumulative. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated by Client with each request for an Advance and shall be conclusively presumed to have been relied on by Newtek regardless of any investigation made or information possessed by Newtek. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Client shall now or hereafter give, or cause to be given, to Newtek.

5.19 Use of Proceeds. The proceeds of Advances will be used by Client solely for its business operations.

6. AFFIRMATIVE COVENANTS

Client covenants and acknowledges that during the Term Client shall comply with all of the following:

6.1 Merchant Services. Client hereby agrees that so long as it has any Obligations outstanding under this Agreement, a Merchant Processing Agreement shall be in effect, it shall not have more than one Merchant Agreement in effect at any time during the term of this Agreement or thereafter for so long as any Obligations hereunder remain outstanding and that it shall have an agreement in place with the Merchant Processor thereunder authorizing the Merchant Processor thereunder to make payments otherwise due to Client under the Merchant Processing Agreement directly to Newtek as required by Section 2.4. Client shall not grant any right to any amounts due to it under the Merchant Agreement to any person or entity other than the Merchant Processor.

6.2 Collateral and Other Reports. Client shall, with each Advance request and on the first Business Day of each calendar month, furnish to Newtek a borrowing base report satisfactory in form and substance to Newtek, (including a then current Designation of Inventory Report in the form described in Section 6.3 below) and report to Newtek all sales arising since its most recent report to Newtek and shall execute and deliver to Newtek, no later than the fifteenth (15th) day of each month during the Term, a reconciliation statement and a summary aging, by vendor, of all accounts payable of Client and any book overdraft. Client shall deliver to Newtek, as Newtek may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customers’ purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements, and other matters requested by Newtek. Absent such a request by Newtek, copies of all such documentation shall be held by Client as custodian for Newtek. Client shall at all times provide Newtek with all current “passwords” or similar access requirements relative to all computer systems available to Client with its Merchant Processor so as to enable Newtek to have access to said computer systems so as to verify the status of Accounts owing to Client from the Merchant Processor.

6.3 Returns. Returns and allowances, if any, as between Client and any account debtors, shall be permitted on the same basis and in accordance with the usual customary practices of Client as they exist at the date of the execution and delivery of this Agreement. If at any time prior to the occurrence of an Event of Default any account debtor returns any Inventory to Client, Client shall promptly determine the reason for such return and, if Client accepts such return, issue a credit memorandum (with a copy to be sent to Newtek) in the appropriate amount to such account debtor. Client shall promptly notify Newtek of all returns and recoveries and of all disputes and claims.

6.4 Designation of Inventory. Client shall contemporaneous with the execution hereof and thereafter within fifteen (15) days after the end of each month during the Term, execute and deliver to Newtek a designation of Inventory specifying the cost and the wholesale market value of Client’s raw materials, work in process and finished goods, and further specifying such other information as Newtek may reasonably request. Client shall promptly, in writing, notify Newtek if any of Client’s Inventory contains any labels, trademarks, trade-names or other identifying characteristics which are the properties of third parties.

6.5 Financial Statements, Reports, Certificates. Client shall deliver to Newtek: (a) as soon as available, but in any event within thirty (30) days after the end of each month during the Term, a balance sheet and profit and loss statement prepared by Client covering Client’s operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Client’s fiscal years, financial statements of Client for each such fiscal period, prepared on a review basis by independent certified public accountants acceptable to Newtek. Such financial statements shall include a balance sheet and profit and loss statement, and the accountants’ management letter, if any, and shall be prepared in accordance with GAAP, consistently applied. Together with the above, Client shall also deliver Client’s Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by Newtek relating to the Collateral and the financial condition of Client and a certificate signed by its chief financial officer to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Newtek under this Section fairly present its financial condition and that there exists on the date of delivery of such certificate to Newtek no condition or event which constitutes an Event of Default.

6.6 Tax Returns, Receipts. Client shall deliver to Newtek copies of each of its future federal income tax returns, extensions and any amendments thereto, within thirty (30) days of the filing thereof. Client further shall promptly deliver to Newtek, upon request, satisfactory evidence of Client’s payment of all withholding and other taxes required to be paid by it.

6.7 Guarantor Reports. Client agrees to cause each Guarantor to deliver to Newtek (a) its annual financial statements as soon as available and in any event within ninety (90) days of each fiscal year end, demonstrating among other things, such guarantor’s net worth, accompanied by supporting documentation related to any assets or liabilities listed on such financial statement and (b) copies of all federal and state income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

6.8 Taxes. All Federal, state and local assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Client or any of its assets or in connection with Client’s business shall hereafter be paid in full, before they become delinquent or before the expiration of any extension period or proof of installment payment plan acceptable by Newtek Business Credit. Client shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Newtek, on demand, appropriate certificates attesting to the payment or deposit thereof.

6.9 Insurance. Client, at its expense, shall keep and maintain insurance to protect the Collateral against all risk of loss covered under a Special property form (If any of the tangible Collateral is located in a flood zone, Client must also have flood insurance). The coverage shall be written on a replacement cost basis. The property limit(s) shall be no less than those necessary to satisfy the coinsurance requirement contained in the insurance policy. The Client, at its expense, shall keep and maintain Business Income Coverage. The Business Income Coverage shall insure against loss covered under a Special policy form. The limit must contemplate a benefit period of no less than twelve months and meet the minimum limit needed to satisfy the coinsurance requirement contained in the policy. All policies of insurance covering business personal property and business income shall designate Newtek as Loss Payee. All policies insuring real property on which Newtek has a mortgage or other lien shall contain a Mortgagee endorsement in form satisfactory to Newtek. Either, or both, form(s) shall contain a waiver of warranties. All proceeds payable under such policies shall be payable to Newtek and applied to the Obligations. Client shall cause to be delivered to Newtek a properly executed Evidence of Property Insurance form along with a copy of the Newtek’s Loss Payable and/or Mortgagee endorsement(s) as applicable, in advance of the first Advance to be made under this Agreement and thereafter at least thirty (30) days prior to the expiration date(s) of the policy(ies). All Mortgagee and Newtek’s Loss Payable endorsements shall contain the following address for notification purposes, or such other address as NEWTEK may, from time to time, notify the Client:

CDS BUSINESS SERVICES, INC. d/b/a NEWTEK BUSINESS CREDIT
1981 Marcus Avenue, Suite 130
Lake Success, NY 11042
Attn: Client Services
Email: clientservices@thesba.com
Phone: (212) 273-8100 or 1(800)338-7353

Client, at its expense, shall keep and maintain Commercial General Liability Coverage insuring against all risks relating to or arising from Client’s ownership and use of the Collateral and its other assets, its products, and its operations. Newtek shall be named as Loss Payee for Commercial General Liability on Client’s policy. Client shall cause to be delivered to Newtek a properly executed Certificate of Insurance, containing the required additional insured wording, before the first Advance is made under this Agreement and thereafter at least thirty (30) days prior the expiration date of the policy. Along with the Certificate of Insurance, Client shall also deliver a copy of the General Liability endorsement whereby CDS Business Services, Inc. doing business as Newtek Business Credit, its successors and/or assigns, are added to the policy as additional insureds.

All required policies shall be in such form, with such companies and in such amounts as may be satisfactory to Newtek. All policies shall contain a 30 day notice for cancellation or non-renewal. Newtek reserves the right on a reasonable basis to change insurance specifications in a reasonable manner at any time.

6.10 Prompt Payment of Newtek Expenses. Client shall immediately and without demand reimburse Newtek for all Newtek Expenses and Client hereby authorizes the payment of such Newtek Expenses.

6.11 Compliance with Law. Client shall comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities, of any material nature, relating to Client and the conduct of its business.

6.12 Power of Attorney. Client hereby designates and appoints Newtek and its designees or agents as attorney-in-fact of Client, irrevocably and with power of substitution, with authority: (i) to exclusively provide instruction to the Merchant Processor with respect to the distribution and direction of funds from the proceeds of the Merchant Processing Agreement , (ii) endorse the name of Client on any notes, acceptances, checks, drafts, money orders or other evidences of payment or proceeds of the Collateral that my come into Newtek’s possession, (iii) to sign the name of Client on any invoices, documents, drafts against and notices to account debtors of Client, assignments and requests for verification of accounts, (iv) to execute proofs of claim and loss; to execute any endorsements, assignments, or other instruments of conveyance or transfer, to adjust and compromise any claims under insurance policies, (v) to execute releases; during the existence of an Event of Default to receive, open and dispose of all mail addressed to Client and to notify the U.S. Post Office authorities to change the address for delivery of mail addressed to Client to such address as Newtek may designate, and (iv) to do all other acts and things necessary and advisable in the sole discretion of Newtek to carry out and enforce this Agreement. All acts of said attorney or designee are hereby ratified and approved and said attorney or designee shall not be liable for any acts of commission or omission (other than by reason of gross negligence or willful misconduct of Newtek determined by a court of competent jurisdiction in a final non-appealable judgment), nor for any error of judgment or mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain outstanding.

7. NEGATIVE COVENANTS

Client covenants and acknowledges that during the Term Client shall not undertake any of the following without prior consent of Newtek:

7.1 Extraordinary Transactions and Disposal of Assets. (A) Enter into any transaction not in the ordinary and usual course of its business as conducted on the date hereof, including but not limited to the sale, lease, disposal, movement, relocation or transfer, whether by sale or otherwise, of any its assets other than sales of Inventory in the ordinary and usual course of its business as presently conducted; (B) grant a lien on any of its assets except (i) in favor of Newtek, or (ii) the continuing security interests, if any, set forth on Schedule 5.1.

7.2 Change Name, etc. Change its name, business structure, jurisdiction of incorporation or formation as applicable, or identity, or add any new fictitious name.

7.3 Merge, Acquire. Merge, acquire, or consolidate with or into any other business organization.

7.4 Prepayments. Prepay any existing indebtedness owing to any third party other than trade payables.

7.5 Change of Ownership. Cause, permit or suffer any change, direct or indirect, in the ownership of the equity interests of Client or any entity that directly or indirectly owns the capital stock or equity interests in Client or its parent entities, or enter into any agreement with any person or entity that provides for a payment to such person or entity based upon the income of Client.

7.6 Consignments of Inventory. Consign any Inventory to any third party or obtain any Inventory on a consignment basis from any third party.

7.7 Business Suspension. Suspend or go out of business.

7.8 Distributions. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding.

8. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default by Client hereunder:

8.1 Failure to Pay. Client’s failure to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether principal, interest, taxes, Newtek Expenses, or otherwise);

8.2 Failure to Perform. Client’s or a Guarantor’s failure to perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the Financing Documents or in any other present or future agreement between Client, and/or a Guarantor and NEWTEK;

8.3 Misrepresentation. Any misstatement or misrepresentation now or hereafter exists in any warranty, representation, statement, aging or report made to Newtek by, Client and/or a Guarantor or any officer, employee, agent or director thereof, or if any such warranty, representation, statement, aging or report is withdrawn by such person;

8.4 Material Adverse Change. There is a material adverse change in Client’s, or a Guarantor’s, business or financial condition;

8.5 Material Impairment. There is a material impairment of the prospect of repayment of the Obligations or a material impairment of Newtek’s continuing security interests in the Collateral;

8.6 Levy or Attachment. Any material portion of Client’s assets are attached, seized, subjected to a writ or distress warrant or is levied upon, or comes into the possession of any judicial officer or assignee;

8.7 Insolvency by Client or Guarantor. An Insolvency Proceeding is commenced by Client or by a Guarantor;

8.8 Insolvency Against Client or Guarantor. An Insolvency Proceeding is commenced against Client or a Guarantor which is not dismissed within 30 days of its commencement (provided that NEWTEK may choose not to make Advances during such 30 day period);

8.9 Injunction Against Client. Client is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business;

8.10 Government Lien. A notice of lien, levy or assessment is filed of record with respect to any of Client’s or a Guarantor’s assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency;

8.11 Judgment. A judgment is entered against Client or a Guarantor;

8.12 Default to Third Party. There is a default in any material agreement to which Client or a Guarantor is a party which binds Client or a Guarantor or any of their assets;

8.13 Subordinated Debt Payments. Client makes any payment on account of indebtedness which has now or hereafter been subordinated to the Obligations, except to the extent such payment is allowed under any agreement entered into with Newtek;

8.14 Termination of Guarantor. A Guarantor dies or terminates its guaranty;

8.15 Change in Management. If Richard J. DePiano, Jr. ceases to be actively engaged in the management of Client;

8.16 Loss of License, etc. If any license, permit, distributor, franchise or similar agreement, necessary for the continued operation of Client’s ordinary course of business is revoked, suspended or terminated.

Notwithstanding anything contained in this Agreement to the contrary, Newtek shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 8.6, 8.10 or 8.11 hereof if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, Newtek shall may not make Advances to Client during such periods.

9. NEWTEK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence of an Event of Default, Newtek, in addition to all remedies available to it under the UCC, may, at its election, without notice of such election and without demand, do any one or more of the following:

(a) Declare all Obligations, whether evidenced by the Financing Documents or otherwise, immediately due and payable in full;

(b) Cease advancing money or extending credit to or for the benefit of Client under the Financing Documents or under any other agreement between Client and Newtek;

(c) Terminate this Agreement as to any future liability or obligation of Newtek, but without affecting Newtek’s rights and security interest in the Collateral and without affecting the Obligations;

(d) Cause Client to hold all returned Inventory in trust for Newtek, segregate all returned Inventory from all other property of Client or in Client’s possession and conspicuously label said returned Inventory as the property of Newtek;

(e) Without notice to or demand upon Client or a Guarantor, make such payments and do such acts as Newtek considers necessary or reasonable to protect its security interest in the Collateral. Client shall assemble the Collateral if Newtek so requires and deliver or make the Collateral available to Newtek at a place designated by Newtek. Client authorizes Newtek to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien on the Collateral which in Newtek’s determination appears to be prior or superior to its security interest or lien, and to pay all expenses incurred in connection therewith;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, lease, license or other disposition, advertise for sale, lease, license or other disposition, and sell, lease, license or otherwise dispose (in the manner provided for herein or in the Code) the Collateral. Newtek is hereby granted a license or other right to use, without charge, Client’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any asset of a similar nature, pertaining to the Collateral, in completing the production of, advertising for sale, lease, license or other disposition, and sale, lease, license or other disposition of the Collateral. Client’s rights under all licenses and all franchise agreements shall inure to Newtek’s benefit;

(g) Sell, lease, license or otherwise dispose of the Collateral at either a public or private proceeding, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Client’s premises) as Newtek determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

(h) Newtek shall give notice of the disposition of the Collateral as follows:

(1) To Client and each holder of a security interest in the Collateral who has filed with NEWTEK a written request for notice, a notice in writing of the time and place of public sale or other disposition or, if the sale or other disposition is a private sale or some other disposition other than a public sale is to be made, then the time on or after which the private sale or other disposition is to be made;

(2) The notice hereunder shall be personally delivered or mailed, postage prepaid, to Client as provided in Section 12 hereof, at least ten (10) calendar days before the date fixed for the sale or other disposition, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Client claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Newtek

(i) NEWTEK may credit bid and purchase at any public sale:

(j) Any deficiency that exists after disposition of the Collateral, as provided herein, shall be immediately paid by Client. Any excess will be remitted without interest by Newtek to the party or parties legally entitled to such excess; and

(k) In addition to the foregoing, Newtek shall have all rights and remedies provided by law (including those set forth in the Code) and any rights and remedies contained in any Purchase

(l) In connection with the exercise of the foregoing remedies, Newtek is granted permission to use all of each Client’s trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

9.2 No Waiver. No delay on the part of Newtek in exercising any right, power or privilege under any Purchase Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under such Financing Documents or otherwise, preclude other or further exercise of any such right, power or privilege.

10. TAXES AND EXPENSES REGARDING THE COLLATERAL.

If Client fails to pay any monies (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, or fails to perform any of Client’s other covenants under any of the Financing Documents, then in its discretion and without prior notice to Client, Newtek may do any or all of the following: (a) make any payment which Client has failed to pay or any part thereof; (b) set up such reserves in Client’s account as Newtek deems necessary to protect Newtek from the exposure created by such failure; (c) obtain and maintain insurance policies of the type described in Section 6.10 hereof and take any action with respect to such policies as Newtek deems prudent; or (d) take any other action deemed necessary to preserve and protect its interests and rights under the Financing Documents. Any payments made by Newtek shall not constitute: (a) an agreement by Newtek to make similar payments in the future or (b) a waiver by Newtek of any Event of Default. Newtek need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS

11.1 Demand, Protest. Client waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of intention to accelerate, notice of acceleration, and notice of nonpayment at maturity and acknowledges that Newtek may compromise, settle or release, without notice to Client, any Collateral and/or guaranties at any time held by Newtek. Client hereby consents to any extensions of time of payment or partial payment at, before or after the Termination Date.

11.2 No Marshaling. Client, on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshaling of assets by Newtek or to require that Newtek first resort to some portion(s) of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

11.3 Newtek’s Non-Liability for Inventory or Equipment or for Protection of Rights. So long as Newtek complies with its obligations, if any, under the Code, Newtek shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Inventory or Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of the Inventory or Equipment shall be borne by Client. Newtek shall have no obligation to protect any rights of Client against any person obligated on any Collateral

11.4 Limitation of Damages. In any action or other proceeding against Newtek under this Agreement or relating to the transactions between Newtek and Client, Client waives the right to seek any consequential or punitive damages.

12. NOTICES

Unless otherwise provided herein, all consents, waivers, notices or demands by any party relating to the Financing Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be emailed (followed up by a mailing), personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Client or to Newtek, as the case may be, at their addresses set forth below

If to Client:

Escalon Medical Corp.
435 Devon Park Drive, Building 100
Wayne, PA 19087
Attn: Richard J. DePiano, Jr., CEO

If to Newtek:

CDS Business Services, Inc. d/b/a Newtek Business Credit
1981 Marcus Avenue, Suite 130
Lake Success, NY 11042
Attn: President

With a copy to:

NEWTEK Business Services Corp.
Attn: Legal Department
1981 Marcus Avenue, Suite 130
Lake Success, NY 11042

Any party may change the address at which it is to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of actual delivery or five (5) calendar days after the deposit thereof in the mail.

13. DESTRUCTION OF CLIENT’S DOCUMENTS

All documents, schedules, invoices, aging or other papers delivered to Newtek may be destroyed or otherwise disposed of by Newtek six (6) months after they are delivered to or received by Newtek, unless Client requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Client’s expense, for their return.

14. GENERAL PROVISIONS

14.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Client and executed and delivered by Newtek.

14.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Client may not assign this Agreement or any rights hereunder and any prohibited assignment shall be absolutely void. No consent to an assignment by Newtek shall release Client from its Obligations. Without notice to or the consent of Client, Newtek may assign this Agreement and its rights and duties hereunder and Newtek reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Newtek’s rights and benefits hereunder. In connection therewith, Newtek may disclose all documents and information which Newtek now or hereafter may have relating to Client or Client’s business. Client hereby consents to, and authorizes Newtek to, prepare and distribute a “tombstone”, to issue a press release, or otherwise disseminate information to newspapers, trade journals, and other sources, describing the nature of, and closing of the credit facilities provided for herein, which may include Client’s name as well as other general information about Client and the credit facilities. Client and Newtek do not intend any of the benefits of the Financing Documents to inure to any third party, and no third party shall be a third party beneficiary hereof or thereof.

14.3 Section Headings. Headings and numbers have been set forth herein for convenience only.

14.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Newtek or Client, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

14.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of such provision.

14.6 Amendments in Writing. This Agreement cannot be changed or terminated orally. This Agreement supersedes all prior agreements, understandings and negotiations, if any, all of which are merged into this Agreement. THIS AGREEMENT, TOGETHER WITH THE OTHER FINANCING DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.7 Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement. Any signature to a Purchase Document delivered by a party via telecopy transmission or other electronic means shall be deemed to be an original signature.

14.8 Indemnification. Client hereby indemnifies, protects, defends and saves harmless Newtek, its affiliates and any member, officer, director, official, agent, employee, agent, consultant and attorney of Newtek and each of its affiliates, and their respective heirs, successors and assigns (collectively, the “Indemnified Parties”), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Financing Documents and the transactions contemplated therein or the Collateral (unless caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (a) losses, damages, expenses or liabilities sustained by Newtek in connection with any environmental cleanup or other remedy required or mandated by any Environmental Law; (b) any untrue statement of a material fact contained in information submitted to Newtek by Client or a Guarantor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (c) the failure of Client or a Guarantor to perform any obligations required to be performed by Client or a Guarantor under the Financing Documents; and (d) the ownership, construction, occupancy, operations, use and maintenance of any of Client’s or a Guarantor’s assets. The provisions of this paragraph 14.8 shall survive termination of this Agreement and the other Financing Documents

14.9 Disclosure of Information. Client hereby authorizes both Newtek and Merchant Processor to freely exchange any and all information related to Client and any of affiliates.

14.10 Joint and Several Liability. Each Client signing below shall be jointly and severally liable for the obligations under this Agreement of each other Client signing below and any other agreement, document or instrument executed in connection herewith.

15. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

THE VALIDITY OF THE FINANCING DOCUMENTS, THEIR CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THE FINANCING DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE STATE NEW YORK COUNTY OF NASSAU, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE EASTERN DISTRICT OF NEW YORK, OR AT THE SOLE OPTION OF NEWTEK, IN ANY OTHER COURT IN WHICH NEWTEK SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. CLIENT AND NEWTEK EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING UNDER THE FINANCING DOCUMENTS OR RELATING TO THE DEALINGS OF CLIENT AND NEWTEK AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF “FORUM NON CONVENIENS” OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

[Signatures follow on next page]

By their signatures below, Client and Newtek enter into this Inventory Advance Agreement as of the Effective Date first written above.

ESCALON MEDICAL CORP.

By:       /s/
Richard J. DePiano, Jr., CEO

CDS BUSINESS SERVICES, INC. d/b/a

NEWTEK BUSINESS CREDIT

By: /s/
Gary Taylor, President & COO